Exhibit 4.6

NUMBER

C-

SHARES

SEE REVERSE FOR

CERTAIN DEFINITIONS

CUSIP G49759106

ISDERA INC

FORMED UNDER THE LAWS OF THE CAYMAN ISLANDS

CLASS A ORDINARY SHARES

This Certifies that

____________________________________________________________________________________is the owner of _________________________________________________________________________________________

FULLY PAID AND NON-ASSESSABLE CLASS A ORDINARY SHARES, PAR VALUE $0.0001,

OF

ISDERA INC

(THE “COMPANY”)

transferable on the books of the Company in person or by duly authorized attorney upon surrender of this certificate properly endorsed.

This certificate is not valid unless countersigned by the Transfer Agent and registered by the Registrar. Witness the facsimile signatures of its duly authorized officers.

Chief Executive Officer	Secretary

ISDERA INC

The Company will furnish without charge to each shareholder who so requests a statement of the powers, designations, preferences and relative, participating, optional or other special rights of each class of shares or series thereof of the Company and the qualifications, limitations, or restrictions of such preferences and/or rights. This certificate and the shares represented thereby are issued and shall be held subject to all the provisions of the Company’s amended and restated memorandum and articles of association and all amendments thereto and resolutions of the Company’s Board of Directors providing for the issue of securities (copies of which may be obtained from the Secretary of the Company), to all of which the holder of this certificate by acceptance hereof assents. The following abbreviations, when used in the inscription on the face of this certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM – ____ as Tenants in Common

TEN ENT – ____ as Tenants by the Entirety

JT TEN – ____ as joint tenants with right of survivorship and not as tenants in common

UNIF GIFT MIN ACT — ____________ Custodian _______________ under Uniform Gifts to Minors Act ______

(Cust) (Minor) (State)

Additional abbreviations may also be used though not in the above list.

For value received, _____________________________________hereby sells, assigns and transfers unto_____________________________ (insert name and social security number or other identifying number of assignee) whose address is _______________________ ________________________________________________, ____________________ Class A ordinary shares represented by the within Certificate, and hereby irrevocably constitutes and appoints ________________ Attorney to transfer the said stock on the books of the within named Company with full power of substitution in the premises.

Dated:	___________	_______________________________________
(legal signature)

Notice: The signature to this assignment must correspond with the name as written upon the face of the certificate in every particular without alteration or enlargement or any change whatsoever.

Signature(s) Guaranteed: __________________________

The signature must be guaranteed by an eligible guarantor institution (banks, stockbrokers, savings & loan associations and credit unions with membership in an approved signature guarantee medallion program pursuant to SEC Rule 17a d-15 (or any successor rule) under the Securities Exchange Act of 1934, as amended).